Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following [*****].

Exhibit 10(i)

COINSURANCE LIFE REINSURANCE AGREEMENT

December 1, 1989

OLD AMERICAN INSURANCE COMPANY

Kansas City, Missouri

COINSURANCE LIFE REINSURANCE AGREEMENT

Entered into between

EMPLOYERS REASSURANCE CORPORATION

of

Overland Park, Kansas

(hereinafter called the CORPORATION)

and

OLD AMERICAN INSURANCE COMPANY

of

Kansas City, Missouri

(hereinafter called the REINSURED)

EFFECTIVE DATE: December 1, 1989

In consideration of the mutual covenants hereinafter contained, the parties hereto do hereby agree as follows:

ARTICLE I

APPLICATION OF AGREEMENT. This agreement applies to loss sustained by the REINSURED under the insurance policies described in the following Schedule (hereinafter called policies or policy) as a result of claims incurred on or after the effective date of this agreement.

Policy Form Schedule

Individual Whole Life Insurance Policies issued by the REINSURED to become effective prior to December 1, 1986 which are classified by the REINSURED as plan codes 10000 , 10004 and 10006

Replacements, exchanges and reinstatements of the policies shall be coinsured under this agreement without ceding commission but subject to both the expense commission indicated in Article VI, and the provisional commission allowance indicated in Article VII.

This agreement does not reinsure waiver of premium or accidental death benefits.

ARTICLE II

REINSURANCE. The CORPORATION does hereby agree to indemnify the REINSURED against 100% of loss to which this agreement applies.

ARTICLE III

INDEMNITY FOR CLAIM EXPENSES. The CORPORATION hereby agrees to indemnify the REINSURED against 100% of the claim expenses paid by the REINSURED with respect to the policies.

ARTICLE IV

DEFINITIONS. The word “loss” shall mean only such amounts as are actually paid by the REINSURED for benefits afforded under the policies, in settlement of claims for benefits under the policies, or in satisfaction of judgments for benefits under the policies. The word “loss” shall include life insurance proceeds payable by reason of death which remain unpaid because of the nature of the settlement option selected. The word “loss” shall not include:

(1)	claim expenses or salaries paid to employees of the REINSURED;

(2)	any amount paid by the REINSURED for punitive, exemplary or compensatory damages arising out of the conduct of the REINSURED in the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any policy; provided that, this subparagraph (2) shall not apply if the CORPORATION has, in advance of any such conduct by the REINSURED, counseled with the REINSURED and concurred in the REINSURED’S course of conduct;

(3)	any statutory penalty imposed upon the REINSURED on account of any unfair trade practice or any unfair claim practice.

The term “claim expenses” shall mean statutory interest payable on insurance proceeds, court costs, interest upon judgments, and allocated investigation, adjustment and legal expenses, but the term “claim expenses” shall not include salaries paid to employees of the REINSURED.

Claims shall be deemed to be “incurred” on the date when the death occurs.

The phrase “average number of policies reinsured each month” shall mean the sum of the number of policies in force on the first day of the month and the number of policies in force on the last day of the month, divided by 2.

The phrase “average amount reinsured each month” shall mean the sum of the amount of insurance in force on the first day of the month with respect to which reinsurance is afforded hereunder and the amount of insurance in force on the last day of the month with respect to which reinsurance is afforded hereunder, divided by 2.

ARTICLE V

INITIAL CONSIDERATION AND CEDING COMMISSION. Promptly after the execution of this agreement, the REINSURED shall pay to the CORPORATION in cash an amount to be determined as follows, using the REINSURED’S statutory figures applicable to the policies as of the effective date of this agreement.

1.	Reserves,

less

2.	Net due and deferred premiums,

plus

3.	Advance premiums,

and less

4.	Policy loans outstanding,

and less

5.	[****] ceding commission on premiums in force.

The REINSURED further agrees to pay simple interest to the CORPORATION at an annual rate of 8.5% on the cash due the CORPORATION in accordance with this article, calculated from the effective date of this agreement until such cash is remitted to the CORPORATION.

The CORPORATION shall return to the REINSURED the consideration received hereunder and interest thereon, after reduction for ceding commission, applicable to each policy where death, lapse or surrender occurred prior to the effective date of this agreement but is reported to the REINSURED on or after the effective date of this agreement.

ARTICLE VI

REINSURANCE PREMIUM AND EXPENSE COMMISSION. The REINSURED shall pay to the CORPORATION a reinsurance premium equal to 100% of the insurance premium pertaining to the policies collected by the REINSURED on and after the effective date of this agreement, less the amount of premium refunds made by the REINSURED with respect to the policies. Such reinsurance premium shall be subject to a monthly expense commission to be calculated in accordance with the following Schedule:

Expense Commission Schedule

Rate	What Applies to	How Calculated

$.666	Per Policy	Average number of policies reinsured each month times rate

$.083	Per $1,000	Average amount reinsured hereunder each month times rate

1.1%	Premium Collected	This agreement’s reinsurance premium collected during each month times rate

$26.00	Per Death	Number of death claims to which this agreement applies registered by the REINSURED during each month times rate

ARTICLE VII

PROVISIONAL COMMISSION ALLOWANCE AND ADJUSTMENT THEREOF. The reinsurance premium indicated in Article VI (before expense commission) pertaining to insurance premium collected by the REINSURED prior to January 1, 2010 shall be subject to a 3%, provisional commission allowance to the REINSURED, but the REINSURED agrees to return to the CORPORATION the portion (or all) of such allowance required by this article.

At the end of each commission adjustment period, the REINSURED shall owe the CORPORATION the amount by which the sum of the following Charges for the period exceeds the sum of the following Credits for the period:

Charges

1.	The sum of pending and incurred but not reported claims at the end of the period.

2.	The period’s expense commission afforded under Article VI.

3.	The period’s provisional commission allowed by the first paragraph of this article.

4.	The amount of the statutory reserve increase occurring during the period , plus the increase in loading effected by the REINSURED during the period.

5.	Claims paid during the period.

6.	An amount for the CORPORATION’S target profit to be calculated by multiplying the percentage shown below with respect to the period involved times Item 1 of Credits for that same period:

1990	[****]	2000	[****]
1991	[****]	2001	[****]
1992	[****]	2002	[****]
1993	[****]	2003	[****]
1994	[****]	2004	[****]
1995	[****]	2005	[****]
1996	[****]	2006	[****]
1997	[****]	2007	[****]
1998	[****]	2008	[****]
1999	[****]	2009	[****]

7.	The amount by which the sum of Charges for the previous period exceeded the sum of Credits for the previous period.

8.	Simple interest at 8.5% per year on Item 7 of these Charges.

Credits

1.	Reinsurance premium pertaining to insurance premium collected during the period by the REINSURED.

2.	The sum of pending and incurred but not reported claims at the beginning of the period.

3.	The amount of the statutory reserve decrease occurring during period, plus the decrease in loading effected by the REINSURED during the period.

4.	The amount by which the sum of Credits for the previous period exceeded the sum of Charges for the previous period.

5.	Simple interest at 8.5% per year on Item 4 of these Credits.

6.	The entire positive balance under this article, if paid by the REINSURED to the CORPORATION because of the previous period’s computation.

The first commission adjustment period shall begin on the effective date of this agreement and shall end on December 31, 1990. Thereafter, a new commission adjustment period shall begin on each January 1st and shall end on the following December, 31st. Calendar year 2009 shall be the final commission adjustment period.

Whenever the positive balance owed by the REINSURED to the CORPORATION under this article exceeds $500,000, the REINSURED shall remit payment to the CORPORATION of the entire positive balance, provided that, any positive balance existing at the end of the final commission adjustment period shall be then paid by the REINSURED to the CORPORATION.

“Positive balance” means the sum of the Charges exceed the sum of the Credits on an accumulated to date basis.

The CORPORATION is not obligated to the REINSURED for the negative balance which may exist under this article.

Under no circumstances shall the REINSURED’S obligation under this article to the CORPORATION exceed the total provisional commission allowed by the CORPORATION to the REINSURED plus simple interest thereon at 8.5% per year.

ARTICLE VIII

EXPERIENCE REFUND. The CORPORATION does hereby agree to pay to the REINSURED an experience refund with respect to each accounting period hereunder equal to 50% of the amount by which actual losses incurred during the period are less than expected losses for the period.

The term “accounting period” shall mean the period of time from December 1, 1999 through December 31, 2000 and each calendar year thereafter.

“Actual losses” means the total amount of loss and claim expenses ultimately paid hereunder by the CORPORATION to the REINSURED as a result of claims incurred during the accounting period for which experience refund is being calculated.

As respects each accounting period, “expected losses” means the percentage shown below with respect to the period times this agreement’s reinsurance premium collected during the same period:

2000	[****]
2001	[****]
2002	[****]
2003	[****]
2004	[****]
2005	[****]
2006	[****]
2007	[****]
2008	[****]
2009	[****]

The experience refund for each accounting period shall be calculated six months after the end of the period, but the REINSURED shall return to the CORPORATION the experience refund hereunder received by the REINSURED because of claims which were incurred during the period but not reported to the REINSURED at the time the experience refund was calculated.

If as respects any accounting period, actual losses incurred during the period exceed expected losses for the period, the difference shall be carried forward to the next accounting period as a debit to actual losses for that period.

ARTICLE IX

SUMMARY REPORTING AND ACCOUNTING. Within 20 days after the close of each calendar month, the REINSURED shall mail to the CORPORATION a report (in a form satisfactory to the CORPORATION) showing the following information for the month:

(a)	Amounts due under this agreement to the REINSURED as respects:

(1)	expense commission

(2)	death claims;

(3)	claim expenses;

(4)	cash values surrendered;

(5)	increase in principal of policy loans outstanding;

(6)	provisional commission allowance;

(b)	Amounts due under this agreement to the corporation as respects:

(1)	reinsurance premium pertaining to insurance premium collected during the month;

(2)	decrease in principal of policy loans outstanding;

(3)	interest paid to the REINSURED on policy loans less policy loan interest refunded by the REINSURED;

(4)	commission adjustment payable (December report only - if positive balance under Article VII exceeds $500,000)

(c)	net amount due REINSURED or CORPORATION.

If the net amount is due the CORPORATION, the REINSURED’S payment thereof shall accompany the report. If the net amount is due the REINSURED, the CORPORATION’S payment thereof shall be made to the REINSURED within 15 days after the CORPORATION receives the REINSURED’S report.

ARTICLE X

CLAIMS. Except with respect to damages to which this agreement may apply by virtue of subparagraph (2) of the first paragraph of Article IV, the REINSURED shall investigate, settle or defend all death claims reinsured by this agreement, and the CORPORATION agrees to abide by the claim decisions of the REINSURED.

ARTICLE XI

PREMIUM TAXES. The CORPORATION shall have no obligation to reimburse the REINSURED for any premium taxes paid by the REINSURED with respect to the policies.

ARTICLE XII

POLICY LOANS. The CORPORATION shall be obligated to the REINSURED for the increases after the effective date of this agreement in the principal of policy loans outstanding. The REINSURED shall be obligated to the CORPORATION for the decreases after the effective date of this agreement in the principal of the policy loans outstanding. The REINSURED shall also be obligated to the CORPORATION for interest paid to the REINSURED after the effective date of this agreement on policy loans, less policy loan interest refunded by the REINSURED after the effective date of this agreement.

ARTICLE XIII

CASH SURRENDER VALUES. The CORPORATION shall reimburse the REINSURED for the cash values paid by the REINSURED upon surrender of the policies.

ARTICLE XIV

ADMINISTRATION OF INSURANCE. The CORPORATION shall have no responsibility or authority to administer the insurance provided by the policies.

ARTICLE XV

INSPECTION OF RECORDS. The CORPORATION may inspect the records of the REINSURED pertaining to the policies at any time during the normal business hours of the REINSURED.

ARTICLE XVI

OFFSET. The REINSURED or the CORPORATION may offset any balance, whether on account of premiums, commissions, loss or claim expenses due from one party to the other under this agreement.

ARTICLE XVII

INSOLVENCY CLAUSE. The attached Insolvency Clause is hereby made a part of this agreement.

ARTICLE XVIII

ASSIGNMENTS AND CHANGES OF INTEREST. No assignment or change of the REINSURED’S interest hereunder, whether voluntary or involuntary and whether by merger or reinsurance of its entire business with another company or otherwise, shall be binding upon the CORPORATION.

ARTICLE XIX

TERMINATION. The reinsurance afforded by this agreement shall continue to apply until all of the policies have naturally expired. The REINSURED acknowledges that it does not have the right to recapture the policies from the CORPORATION.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in duplicate.

OLD AMERICAN INSURANCE COMPANY		EMPLOYERS REASSURANCE CORPORATION

By:	/s/ Stephen D McDaniel	By:	/s/ J. D. Maughn

Title:	President	Title:	Senior Vice President & Actuary

Date:	5-8-90	Date:	May 7, 1990

By:	/s/ Alan P Blackwell	By:	/s/ Robert O. Parmley

Title:	Senior V.P. & Chief Actuary	Title:	Asst Gen Counsel

Date:	5/8/90	Date:	May 7, 1990

INSOLVENCY CLAUSE

The ceding insurer and the reinsurer agree that, in the event of the in-solvency of the ceding insurer, as to all reinsurance made, ceded, renewed or otherwise becoming effective after the effective date of this agreement, the reinsurance shall be payable by the reinsurer on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, without diminution because of the insolvency of the ceding insurer; furthermore, that such amount shall be paid directly to the ceding insurer or its liquidator, receiver or other statutory successor.

It is understood and agreed, however, that the obligations of the ceding company as set forth in the reinsurance contract, including, among others, the duty to investigate, settle and defend all claims arising under policies with respect to which reinsurance is afforded by this agreement, shall remain unimpaired and unaffected by the insolvency of the ceding insurer and shall be assumed by the liquidator, receiver or statutory successor of the ceding insurer in the liquidation or receivership proceeding and that such liquidator, receiver or statutory successor shall give written notice to the reinsurer of the pendency of a claim against the ceding insurer on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding insurer, its liquidator, receiver or statutory successor. The expense thus incurred by the reinsurer shall be chargeable, subject to court approval, against the insolvent ceding insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer solely as the result of the defense undertaken or asserted by the reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance agreement as though such expense had been incurred by the ceding insurer.

Nothing hereinabove set forth in this insolvency clause shall in anywise change the relationship or status of the parties hereto, to wit, that of ceding insurer and reinsurer, nor enlarge the obligations of either party to each other, except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver or statutory successor to allowed claimants, nor shall anything in this insolvency clause in any manner create any obligations or establish any rights against the reinsurer in favor of any third parties or any persons not parties to this reinsurance contract.

LIFE (8/88)

AMENDMENT NO. 1

The Coinsurance Life Reinsurance Agreement of December 1, 1989, between EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas and OLD AMERICAN INSURANCE COMPANY of Kansas City, Missouri is hereby amended as follows:

Effective January 1, 2000, the following sentence is added to the third paragraph contained in Article VIII:

“Actual losses” does not include benefits comprised of cash surrender values.

In all other respects not inconsistent herewith, said agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate.

OLD AMERICAN INSURANCE COMPANY		EMPLOYERS REASSURANCE CORPORATION

By:	/s/ Stephen Bader	By:	/s/ Robert O Parmley

Title:	Actuary	Title:	Second V.P.

Date:	8/23/2002	Date:	August 26, 2002